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                                   EXHIBIT 21

                    SUBSIDIARIES OF PANHANDLE ROYALTY COMPANY
                              AT SEPTEMBER 30, 2000

                The following table sets forth certain information with respect to Panhandle's subsidiary:

                                   Corporation

                                    PHC, Inc.

                PHC, Inc. was incorporated in Oklahoma and is included in Panhandle's consolidated financial statements. PHC, Inc. is inactive, and has never done any business.